News Release

                                                         Cadence Resources Corp.
                                                         4110 Copper Ridge Drive
                                                         Traverse City, MI 49684
                                                              231-941-0073
                                                             F)231-933-0757
FOR IMMEDIATE RELEASE
Date:   March 28, 2006

                       CADENCE RESOURCES TO PRESENT AT THE
                        JOHNSON RICE & COMPANY CONFERENCE

NEW YORK CITY, NEW YORK, April 4, 2006. Cadence Resources Corporation (OTBB:CDNR) today announced that William W. Deneau, President and CEO, will present at the Johnson Rice & Company Emerging Energy Growth Conference to be held April 4, 2006, at the Waldorf Astoria, New York City, NY.

William W. Deneau, President and CEO, will discuss Cadence and its Antrim Shale Projects in Michigan along with its New Albany Shale Projects in Indiana and Kentucky. The Company's plans for 2006 along with its long-term strategy will also be discussed.

Mr. Deneau will be presenting at the Conference on Tuesday, April 4, 2006 at 11:15 a.m. Eastern Time. A copy of Mr. Deneau's presentation will be available on the Company's website at www.auroraogc.com.

About Cadence Resources Corporation


Cadence Resources Corporation engages in the acquisition, exploration, production, and development of oil and natural gas properties. The Company's current expansion activities are focused on two key non-conventional plays, Michigan Antrim and New Albany Shale in Indiana. Cadence Resources was formed in 1969. It was formerly known as Royal Resources, Inc. and changed its name to Royal Minerals, Inc. in 1983. Further, it changed its name to Consolidated Royal Mines, Inc. in 1994; to Royal Silver Mines, Inc. in 1995; and to Cadence Resources Corporation in 2001. On October 31, 2005, it closed on a reverse merger with Aurora Energy, Ltd.


www.auroraogc.com.

CONTACT:  Cadence Resources Corporation
          William W. Deneau, President and CEO
          Lori M. King, Chief Financial Officer
          Jeffrey M. Deneau, Investor Relations
          (231) 941-0073